EXHIBIT 10.2



                       AGREEMENT AS TO EXPENSES AND LIABILITIES


                       AGREEMENT, dated as of ______________ between
             ConAgra, Inc. ("ConAgra"), a corporation organized under the laws of the State of Delaware, and ConAgra Capital, L.C., a limited liability company organized under the laws of the State of Iowa (the "Company).

                       WHEREAS, the Company intends to issue its Common
             Membership Interests (the "Common Interests") to and receive related capital contributions (the "Common Interest Payments") from HW Nebraska, Inc. and CP Nebraska, Inc. (the "Managing Members") and to issue and sell from time to time, in one or more series, Series Preferred Membership Interests (the "Preferred Interests") with a liquidation preference (the "Liquidation Preference") established by a written action or actions of the Managing Members providing for the issue of such series;

                       WHEREAS, ConAgra will indirectly own all of the
             Common Interests of the Company;

                       NOW, THEREFORE, in consideration of the purchase
             by each holder of the Preferred Interests, which purchase ConAgra hereby agrees shall benefit ConAgra and which purchase ConAgra acknowledges will be made in reliance upon the execution and delivery of this Agreement, ConAgra and the Company hereby agree as follows:

                       Section 1.01. Guarantee by ConAgra. Subject to the terms and conditions hereof, ConAgra hereby irrevocably and unconditionally guarantees to each person or entity to whom the Company is now or hereafter becomes indebted or liable (other than obligations to holders of the Preferred Interests of any series in such holders' capacities as holders of such shares; such obligations being separately guaranteed to the extent set forth in the Payment and Guarantee Agreement dated the date hereof and executed and delivered by ConAgra (the "Guarantee")) (the "Beneficiaries") the full payment, when and as due, regardless of any defense, right of set-off or counterclaim which the Company may have or assert, of any and all indebtedness and liabilities of the Company to such Beneficiaries (collectively, the "Obligations"). This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

                       Section 1.02. Term of Agreement. This Agreement shall terminate and be of no further force and effect upon the later of (i) the date on which full payment has been made of all amounts payable to all holders of any series of the Preferred Interests upon liquidation of the Company and
             (ii) the date on which there are no Beneficiaries remaining; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Preferred Interests of any series or any Beneficiary must restore payment of any sums paid under the Preferred Interests of such series, under any Obligation, under the Guarantee or under this Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

                       Section 1.03. Waiver of Notice. ConAgra hereby waives notice of acceptance of this Agreement and of any Obligation to which it applies or may apply and ConAgra hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

                       Section 1.04.  Releases, Waivers, Etc.  The
             obligations, covenants, agreements and duties of ConAgra under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                       (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Company of any express or implied agreement, covenant, term or condition relating to the Obligations to be performed or observed by the Company;

                       (b) the extension of time for the payment by the Company of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the Obligations;

                       (c)  any failure, omission, delay or lack of
             diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Company granting indulgence or extension of any kind;

                       (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Company or any of the assets of the Company; or



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                       (e)  the settlement or compromise of any
             Obligation guaranteed hereby or any obligation hereby incurred.

             There shall be no obligation of the Beneficiaries to give notice to, or obtain the consent of, ConAgra with respect to the happening of any of the foregoing.

                       Section 1.05. Enforcement. A Beneficiary may enforce this Agreement directly against ConAgra and ConAgra waives any right or remedy to require that any action be brought against the Company or any other person or entity before proceeding against ConAgra.


                                      ARTICLE II

                       Section 2.01. Binding Effect. All guarantees and agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of ConAgra and shall inure to the benefit of the Beneficiaries.

                       Section 2.02.  Amendment.  So long as there
             remains any Beneficiary of the Company, or any Preferred Interest of any series remains outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiaries or to the holders of the Preferred Interests.

                       Section 2.03. Notices. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor by facsimile transmission (confirmed by mail), addressed as follows (and if so given, shall be deemed given when mailed), to wit:

                            ConAgra Capital, L.C.
                            c/o ConAgra, Inc.
                            One ConAgra Drive
                            Omaha, Nebraska  68102-5001
                            Attn: Treasurer
                            Fax: (402) 595-4438
                            Telephone: (402) 595-4000

                            ConAgra, Inc.
                            One ConAgra Drive
                            Omaha, Nebraska  68102-5001
                            Attn: Treasurer
                            Fax: (402) 595-4438
                            Telephone: (402) 595-4000



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                       Section 2.04  THIS AGREEMENT SHALL BE GOVERNED BY
             AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                       THIS AGREEMENT is executed as of the day and year
             first above written.

                                      CONAGRA, INC.



                                      By _____________________________
                                         Name:
                                         Title:


                                      CONAGRA CAPITAL, L.C.

                                      By:  CP Nebraska, Inc., a Nebraska
                                           corporation, as Managing
                                           Member



                                      By _____________________________
                                         Name:
                                         Title:

                                      By:  HW Nebraska, Inc., a Nebraska
                                           corporation, as Managing
                                           Member



                                      By _____________________________
                                         Name:
                                         Title:

















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